Exhibit 99.1

FOR IMMEDIATE RELEASE

PACKAGING CORPORATION OF AMERICA REPORTS IMPROVED THIRD QUARTER 2004 RESULTS

Lake Forest, IL.  October 18, 2004 – Packaging Corporation of America (NYSE: PKG) today reported third quarter 2004 net income of $26 million, or $0.24 per share.  These results compare to a third quarter 2003 net loss of $32 million, or $0.31 per share, which included a one-time charge of $47 million, or $0.45 per share, related to PCA’s July 2003 debt refinancing.  Excluding the debt refinancing charge, third quarter 2003 earnings were $14 million, or $0.14 per share.   Net sales for the third quarter were $499 million, up 12.2%, compared to $445 million in 2003.

Net income for the first nine months of 2004 was $32 million, or $0.30 per share, compared to 2003 adjusted net income of $32 million, or $0.30 per share, which, as shown in the attached table, excludes the debt refinancing charge.  Net sales for the first nine months of 2004 were $1.4 billion compared to $1.3 billion in 2003.

Higher prices and volume for both containerboard and corrugated products improved earnings by seventeen cents per share compared to last year’s third quarter.  This increase was partially offset by higher fiber, transportation, labor and benefits, and hurricane related costs, which together totaled about seven cents per share.

PCA’s corrugated products volume per workday was up 5.3% compared to last year’s third quarter, and is up 7.2% year-to-date.  PCA’s third quarter containerboard production was 595,000 tons, or 4.9% above last year’s third quarter.

Paul T. Stecko, Chairman and CEO of PCA, said, “Our volume remained strong and corrugated products pricing improved significantly during the third quarter.  Our containerboard mills ran extremely well, setting a new production record for the quarter, which allowed us to both meet demand and do some replenishment of needed inventories.  Hurricane related weather issues did impact operations and reduced volume in several states.  Overall, however, we had a very strong third quarter.”

“Looking ahead to the fourth quarter”, Mr. Stecko added, “while business remains strong, we expect to see the normal seasonal decline in volume compared to the third quarter, and our manufacturing costs will be higher with colder weather.  We expect some price improvement, but the vast majority of our July box price increase was completed during the third quarter.  Considering all of these factors, we would expect earnings of about $0.21 per share in the fourth quarter.”

PCA is the sixth largest producer of containerboard and corrugated packaging products in the United States with sales of $1.7 billion in 2003. PCA operates four paper mills and 66 corrugated product plants in 26 states across the country.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS:  (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America Earnings Conference Call

WHEN:	Tuesday, October 19, 2004 10:00 a.m. Eastern Time

NUMBER:	(888) 413-5785 (U.S. and Canada) and (703) 871-3796 (International) Dial in by 9:45 a.m. Eastern Time Conference Call Leader: Mr. Paul Stecko

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	October 19, 2004 1:00 p.m. Eastern Time through November 2, 2004 11:59 p.m. Eastern Time

REBROADCAST NUMBER:	(888) 266-2081 (U.S. and Canada), or (703) 925-2533 (International) Passcode: 574495

Some of the statements in this press release are forward-looking statements.  Forward-looking statements include statements about our future financial condition, our industry and our business strategy.  Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements.  These forward-looking statements are based on the current expectations of PCA.  Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially.  Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; containerboard and corrugated products general industry conditions, including competition, product demand and product pricing; fluctuation in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under the exhibit “Risk Factors” in PCA’s 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

	Three Months Ended September 30,
(in millions, except per share data)	2004	2003

Net sales	$498.8	$444.6
Cost of sales	(398.6)	(366.2)

Gross profit	100.2	78.4
Selling and administrative expenses	(35.2)	(32.3)
Other expense, net	(2.8)	(2.6)
Corporate overhead	(12.4)	(14.0)

Income before interest and taxes	49.8	29.5
Interest expense, net	(7.4)	(82.5)

Income (loss) before taxes	42.4	(53.0)
Provision (benefit) for income taxes	(16.7)	20.7

Net income (loss)	$25.7	$(32.3)

Earnings per share:
Basic earnings (loss) per share	$0.24	$(0.31)
Diluted earnings (loss) per share	$0.24	$(0.31)

Basic common shares outstanding	106.6	104.3
Diluted common shares outstanding	107.8	104.3

Supplemental financial information:
Capital spending	$21.1	$26.8
Long term debt	$694.7	$708.8
Cash balance	$119.4	$116.7

	Nine Months Ended September 30,
(in millions, except per share data)	2004	2003

Net sales	$1,397.4	$1,304.3
Cost of sales	(1,184.2)	(1,075.3)

Gross profit	213.2	229.0
Selling and administrative expenses	(99.9)	(95.4)
Other expense, net	(3.8)	(8.4)
Corporate overhead	(33.1)	(34.9)

Income before interest and taxes	76.4	90.3
Interest expense, net	(22.4)	(114.0)

Income (loss) before taxes	54.0	(23.7)
Provision (benefit) for income taxes	(21.5)	9.2

Net income (loss)	$32.5	$(14.5)

Earnings per share:
Basic earnings (loss) per share	$0.31	$(0.14)
Diluted earnings (loss) per share	$0.30	$(0.14)

Basic common shares outstanding	106.2	104.4
Diluted common shares outstanding	107.5	104.4

Supplemental financial information:
Capital spending	$76.5	$78.1
Acquisitions of businesses	$38.5	$—

Packaging Corporation of America

Reconciliation of Net Income (Loss) as Reported

To Adjusted Net Income Before Nonrecurring Items (1)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003

(in millions)

Net Income (Loss) as Reported	$25.7	$(32.3)	$32.5	$(14.5)

Nonrecurring Expense Items:

Cash Tender Offer Premium (2)	—	34.1	—	34.1

Write-off Deferred Financing Fees Due to Early Extinguishment of Debt (3)	—	10.6	—	10.6

Fees and Expenses Related to PCA’s Refinancing Efforts (4)	—	2.0	—	2.0

Total Nonrecurring Expense Items	—	46.7	—	46.7

Adjusted Net Income Before Nonrecurring Expense Items	$25.7	$14.4	$32.5	$32.2

Notes to Reconciliation of Net Income (Loss) as Reported

to Adjusted Net Income Before Nonrecurring Expense Items

(1)                      Adjusted net income excludes the after-tax effect of expense related to the Company’s refinancing transaction in the third quarter of 2003 as management considers such expense to be unusual in nature.  Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results.

(2)                      Represents the premium paid for the tender of the 9 5/8% Series B Senior Subordinated Notes completed July 22, 2003.

(3)                      Represents the write-off of deferred financing fees related to the 9 5/8% Series B Senior Subordinated Notes and PCA’s Amended and Restated Credit Agreement dated April 12, 1999 and amended and restated as of June 29, 2000.

(4)                      Represents fees and expenses related to the refinancing.  Other fees specifically related to the notes offering and the new bank facility were capitalized.  These fees will be amortized over the lives of the respective agreements.